EXHIBIT  99.


                     (LETTERHEAD OF THE DIAL CORPORATION)

     Nancy Stern-Corporate Affairs
     602.754.4090
     Walter Rogers-Investor Relations
     602.754.2386

      DIAL'S FOURTH QUARTER NET INCOME ROSE 37% NET INCOME UP 28% IN 1997

     SCOTTSDALE, AZ, JANUARY 27, 1998 - The Dial Corporation (NYSE/DL) today reported a 37% improvement in net income for its fourth quarter ended January 3, 1998 due to higher sales, lower selling, general and administrative (SG&A) expenses and improved gross margins. The Company posted fourth quarter net income of $23 million, or $ .23 per share (diluted), versus net income of $17 million, or $ .18 per share (diluted), in the year-earlier quarter.

     The sale of non-strategic brands in the third quarter of the year reduced net sales growth to 4% in the quarter. Sales of continuing core businesses improved 10% as a result of increased sales of Dial Soap, Purex Laundry Detergent and Armour Star Canned Meats. Core business sales were augmented by the recent acquisition of Nuevo Federal, a soap and laundry detergent subsidiary in Argentina which was acquired in September.

     Dial's fourth quarter operating income increased 98% to $45 million behind solid revenue growth, lower SG&A and improved gross margins. The Company's operating margin doubled to 12% from 6% in the same period a year ago.

                                    (more)

Page  2        "The fourth quarter performance, which completed our first full year as an independent company, is further evidence that our strategic plan is working," commented Malcolm Jozoff, Dial Chairman and Chief Executive Officer. "Since the spin-off in August, 1996, we have consistently delivered strong net earnings per share, quarter after quarter. Our steady, predictable growth record gives us great confidence as we enter 1998."

                       - FISCAL YEAR NET INCOME UP 28% -
                       ---------------------------------

     For the fiscal year ended January 3, 1998, Dial's net income increased 28% to $84 million, or $ .89 per share (diluted), versus $65 million, or $ .72 per share (diluted), in the prior year before a $55 million restructuring charge and spin-off transaction costs. Inclusive of the restructuring charge and spin-off expenses, net income in 1997 improved 180%.

     Net sales for the year declined 3% as a result of Dial's strategy of divesting non-core brands. Sales from continuing businesses rose 6%, after adjusting for a 15% price decline on Purex in 1996, due to increases of Dial, Renuzit, Purex and Armour and growth in the Company's international markets. Net sales improved 7% including the acquisition in Argentina. International revenues improved 34% in the year, primarily due to strength in Canada and Mexico and the acquisition in Argentina.

     The Dial Corporation, headquartered in Scottsdale, AZ, is a leading manufacturer and marketer of consumer products including Dial soaps, Purex detergents, Renuzit air fresheners and Armour Star canned meats. Dial products have been in the American marketplace for over 100 years.

                                      End



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                                                THE DIAL CORPORATION
                                                 SUMMARY OF RESULTS
                                                     (UNAUDITED)

                                                            In  Millions  (except  per  share  information)
                                                              QUARTER ENDED                  FISCAL YEAR ENDED
                                                      --------------  ---------------  -------------  --------------
                                                      JAN.  3, 1998    DEC. 28, 1996   JAN, 3, 1998   DEC. 28, 1996
                                                      --------------  ---------------  -------------  --------------
Net Sales. . . . . . . . . . . . . . . . . . . . . .  $        362.8  $        349.7   $     1,362.6  $      1,406.4
                                                      --------------  ---------------  -------------  --------------

Costs and expenses:
  Cost of products sold. . . . . . . . . . . . . . .           192.1           186.0           718.1           739.9
  Writedown of discontinued product inventories                                                                 27.9
                                                      --------------  ---------------  -------------  --------------
                                                               192.1           186.0           718.1           767.8

   Selling, general and administrative expenses. . .           126.2           141.2           482.3           541.1
   Restructuring charges and other asset writedowns                                                             27.1
                                                      --------------  ---------------  -------------  --------------
                                                               318.3           327.2         1,200.4         1,336.0

Operating income . . . . . . . . . . . . . . . . . .            44.5            22.5           162.2            70.4

   Interest and accretion. . . . . . . . . . . . . .             7.1             6.9            28.2            23.0
   Spin-off transaction costs                                                                                    5.0
                                                      --------------  ---------------  -------------  --------------
                                                                 7.1             6.9            28.2            28.0
                                                      --------------  ---------------  -------------  --------------

Income before income taxes . . . . . . . . . . . . .            37.4            15.6           134.0            42.4

   Income taxes (benefit). . . . . . . . . . . . . .            14.8            (0.9)           50.3            12.5
                                                      --------------  ---------------  -------------  --------------

Net income . . . . . . . . . . . . . . . . . . . . .  $         22.6  $         16.5   $        83.7  $         29.9
                                                      ==============  ===============  =============  ==============

EARNINGS PER SHARE
Net income per share-basic . . . . . . . . . . . . .  $         0.24  $         0.18   $        0.91  $         0.33
                                                      ==============  ===============  =============  ==============

Net income per share-diluted . . . . . . . . . . . .  $         0.23  $         0.18   $        0.89  $         0.33
                                                      ==============  ===============  =============  ==============

Basic shares outstanding . . . . . . . . . . . . . .            94.0            89.9            91.9            89.8
   Equivalent shares . . . . . . . . . . . . . . . .             2.7             1.4             2.2             1.2
                                                      --------------  ---------------  -------------  --------------
Diluted shares outstanding . . . . . . . . . . . . .            96.7            91.3            94.1            91.0
                                                      ==============  ===============  =============  ==============

EXCLUDING 1996 RESTRUCTURING CHARGES AND
 SPIN-OFF TRANSACTION COSTS
Operating income . . . . . . . . . . . . . . . . . .  $         44.5  $         22.5   $       162.2  $        125.4
                                                      ==============  ===============  =============  ==============

Net income . . . . . . . . . . . . . . . . . . . . .  $         22.6  $         16.5   $        83.7  $         65.2
                                                      ==============  ===============  =============  ==============

Net income per share-basic . . . . . . . . . . . . .  $         0.24  $         0.18   $        0.91  $         0.73
                                                      ==============  ===============  =============  ==============

Net income per share-diluted . . . . . . . . . . . .  $         0.23  $         0.18   $        0.89  $         0.72
                                                      ==============  ===============  =============  ==============

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                             THE DIAL CORPORATION
                             --------------------
                            SUMMARY BALANCE SHEETS
                            ----------------------
                                  (UNAUDITED)
                                  -----------


                                             In  Millions

                                        JANUARY 3,    DECEMBER 28,
                                           1998           1996
                                       ------------  --------------
 ASSETS
Cash and cash equivalents . . . . . .  $      10.0   $        14.1
Accounts receivable, net. . . . . . .         60.5            28.7
Inventories . . . . . . . . . . . . .        124.1           139.5
Deferred income taxes . . . . . . . .         25.2            61.4
Other current . . . . . . . . . . . .          7.2             4.1
                                       ------------  --------------
     Current assets . . . . . . . . .        227.0           247.8

Property, plant and equipment, net. .        260.9           226.6
Intangibles, net. . . . . . . . . . .        331.5           325.7
Deferred income taxes . . . . . . . .         63.6            63.9
Other non-current . . . . . . . . . .          0.9             2.1
                                       ------------  --------------

     Total assets . . . . . . . . . .  $     883.9   $       866.1
                                       ============  ==============

 LIABILITIES AND EQUITY
Accounts payable. . . . . . . . . . .  $     102.2   $        91.3
Income taxes payable. . . . . . . . .         14.6             7.2
Other current liabilities . . . . . .        122.0           108.1
                                       ------------  --------------
     Current liabilities. . . . . . .  $     238.8   $       206.6

Long-term debt. . . . . . . . . . . .         84.4           269.5
Pension and other benefits. . . . . .        231.6           233.3
Other liabilities . . . . . . . . . .          9.0            16.0
                                       ------------  --------------
     Total liabilities. . . . . . . .  $     563.8   $       725.4
                                       ------------  --------------

Common stock, $.01 par. . . . . . . .          1.0             1.0
Additional capital. . . . . . . . . .        393.9           247.2
Retained income (deficit) . . . . . .         33.9           (20.3)
Unearned employee benefits and other.       (108.7)          (87.2)
                                       ------------  --------------
     Total equity . . . . . . . . . .        320.1           140.7
                                       ------------  --------------

     Total liabilities and equity . .  $     883.9   $       886.1
                                       ============  ==============
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